QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2002 (May 3, 2002)

SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

33-11491
(Commission File No.)

34-1755769
(I.R.S. Employer Identification No.)

National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204
(Address of principal executive offices)

(317) 636-1600
(Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        On May 3, 2002 the Registrant acquired certain partnership interests owned by Rodamco North America N.V. and its affiliates. During the first quarter 2002, the Registrant signed a definitive agreement to purchase, jointly with Westfield America Trust and The Rouse Company, the partnership interests of Rodamco North America N.V. and its affiliates for $5.4 billion. The Registrant's portion of the acquisition includes the purchase of the remaining partnership interests in four of its existing joint venture assets and new partnership interests in nine additional properties. The Registrant's share of the purchase price was $1.59 billion including $579 million in debt and perpetual preferred units assumed. The value was determined using the net operating income acquired, as well as other valuation techniques and considerations, and the values of the Registrant's share of interests acquired jointly with Westfield America Trust and The Rouse Company, and in each case considered the percentage economic interest acquired.

        The balance was paid in cash at closing, a portion of which (EUR 795 million) was denominated in Euros. The cash, initially, was funded with approximately $180 million by the Registrant's existing $1.25 billion credit facility and a new acquisition facility of $600 million initially funded by JP Morgan Chase, Bank of America, UBS Warburg, Salomon/Citigroup, Merill Lynch, and Deutsche Bank. The acquisition facility is a 12-month credit facility that bears interest at LIBOR plus 65 basis points. The acquisition consisted primarily of partnership interests in regional malls that the Registrant will manage and/or hold its partnership interests, except as described below.

        Concurrent with the acquisition of certain partnership interests of Rodamco North America, N.V. and its affiliates, the Registrant entered into new joint venture agreements for three properties included as part of the acquisition with a third party. The Registrant sold partnership interests in these three properties for approximately $391 million, including approximately $197 million of cash and approximately $194 million of debt assumed.

Item 7. Financial Statements and Exhibits

        Financial Statements:

  (a)
  Financial statements of businesses acquired.

          At the time of filing this report, the Registrant believes that no financial statements are required to be filed under Regulation S-X. However, if the Registrant subsequently determines that financial statements are required, it will amend this report and file the required financial statements within 60 days.

  (b)
  Pro forma financial information.

          At the time of filing this report, the Registrant believes that no pro forma financial information is required under Regulation S-X. However, if the Registrant subsequently determines that pro forma financial information is required, it will amend this report and file the required information within 60 days.

  (c)
  Exhibits
2.1
Purchase Agreement, dated as of January 12, 2002, among Rodamco North America, N.V., Westfield America Limited Partnership, Westfield Growth L.P., Simon Property Group, L.P., Hoosier Acquisition LLC, The Rouse Company and Terrapin Acquisition LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: May 20, 2002

SIMON PROPERTY GROUP, L.P.
By:	SIMON PROPERTY GROUP, INC. Managing General Partner
By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement, dated as of January 12, 2002, among Rodamco North America, N.V., Westfield America Limited Partnership, Westfield Growth L.P., Simon Property Group, L.P., Hoosier Acquisition LLC, The Rouse Company and Terrapin Acquisition LLC (All schedules to such agreement are listed in the table of contents and are omitted from this filing. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

QuickLinks

  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX